Exhibit 99.1

IDEXX Laboratories Announces Third Quarter Results

▪	Achieves third quarter revenue growth of 13% as reported and 12% organic, and CAG Diagnostics recurring revenue growth of 11% as reported and 10% organic.

▪	Strong organic revenue growth was supported by IDEXX execution and commercial performance, reflecting benefits from IDEXX's innovation, including over 1,700 IDEXX inVue Dx™ placements.

▪	Delivers EPS of $3.40, an increase of 21% as reported and 15% on a comparable basis, including operating margin expansion of 100 basis points as reported and 120 basis points on a comparable basis.

▪	Increases 2025 revenue guidance to $4,270 million - $4,300 million, an increase of $43 million or ~1% at midpoint, reflecting stronger CAG Diagnostics recurring revenue performance and outlook for higher IDEXX inVue Dx instrument placements and revenues.

▪	Updates outlook for 2025 reported revenue growth of 9.6% - 10.3% and CAG Diagnostics recurring revenue reported growth of 8.3% - 9.0%, with projected 2025 organic revenue growth of 8.8% - 9.5% and CAG Diagnostics recurring revenue organic growth of 7.5% - 8.2%.

▪	Raises 2025 EPS outlook to $12.81 - $13.01, reflecting $0.33 increase compared to prior guidance midpoint, supported by increased revenue and operating profit margin outlooks.

WESTBROOK, Maine, November 3, 2025— IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced third quarter results.

Third Quarter Results

The Company reports revenues of $1,105 million for the third quarter of 2025, an increase of 13% as reported and 12% organic, driven by Companion Animal Group ("CAG") growth of 14% as reported and 12% organic, and Livestock, Poultry and Dairy ("LPD") revenue growth of 17% as reported and 14% organic.

Third quarter earnings per diluted share (“EPS”) were $3.40, an increase of 21% as reported and 15% on a comparable basis. Third quarter EPS included $0.17 per share in tax benefits from share-based compensation, $0.09 per share of increased tax expense related to impacts of recent U.S. tax law changes, and $0.02 per share benefit from currency changes.

IDEXX Announces Third Quarter Results

November 3, 2025

“IDEXX made exceptional progress on our innovation-driven growth strategy with strong execution and global customer adoption,” said Jay Mazelsky, President and Chief Executive Officer. “Building on the successful launch of IDEXX Cancer Dx™, new Catalyst specialty tests for Pancreatic Lipase and Cortisol, and the transformative impact of IDEXX inVue Dx, we are delivering powerful new diagnostic capabilities. These solutions elevate clinical insights, streamline workflows, and create meaningful value for veterinary teams. The enthusiastic response — as reflected in our strong growth profile —highlights the trust our customers place in IDEXX."

Third Quarter Performance Highlights

Companion Animal Group (“CAG”)

CAG revenue growth was led by CAG Diagnostics recurring revenue growth of 11% as reported and 10% organic, including 18% reported and 14% organic gains in International regions, and 8% reported and organic growth in the U.S., outpacing sector growth levels. U.S. growth was aided by increased diagnostic frequency and an easing of clinical visit pressures.

Additional U.S. companion animal practice key metrics are available in the Q3 2025 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Sustained commercial execution - including net customer gains, growing benefits from IDEXX innovation, and expansion of the premium instrument installed base - drove double-digit CAG Diagnostics recurring revenue growth.

▪	IDEXX VetLab™ consumables generated 18% reported and 16% organic revenue growth, supported by testing utilization gains, including increasing benefit from recent product launches, and 10% growth in IDEXX's global premium instrument installed base.

▪	Reference laboratory diagnostic and consulting services generated 10% reported and 9% organic revenue growth, with benefits from higher testing volumes, net new customer gains, and net price benefits.

▪	Rapid assay products revenues declined 4% as reported and 5% on an organic basis, with volumes continuing to be impacted from the late prior year launch of the Catalyst™ Pancreatic Lipase Test, which shifted some testing across modalities, offsetting net price benefits.

CAG Diagnostics capital instrument revenues expanded 74% as reported and 71% on an organic basis, led by very strong quarterly instrument placements, including benefits from over 1,700 IDEXX inVue Dx placements.

Veterinary software, services and diagnostic imaging systems revenues grew 11% on a reported and organic basis for the quarter, led by cloud-native software growth and continued installed base expansion.

IDEXX Announces Third Quarter Results

November 3, 2025

Water

Water revenues grew 8% as reported and 7% organic for the quarter, reflecting solid organic growth both in the U.S. and Internationally.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues increased 17% as reported and 14% organic for the quarter, led by strong growth across core product categories and major geographies.

Gross Profit and Operating Profit

Gross profits increased 15% as reported and 13% on a comparable basis. Gross margin of 61.8% increased 70 basis points as reported and 80 basis points on a comparable basis, supported by Reference Labs productivity initiatives and volume gains, strong growth of IDEXX VetLab consumables revenue, and benefits from net price realization helping to offset inflationary impacts.

Operating margin was 32.1% for the quarter, higher than the prior year period by 100 basis points as reported and by 120 basis points on a comparable basis. Operating margin results reflect a 12% operating expense increase as reported and 10% growth on a comparable basis. Operating expense growth was driven by investments in commercial resources, higher R&D spend related to advancing the Company's innovation agenda, and higher employee benefit and incentive costs.

2025 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth guidance range to $4,270 million - $4,300 million, or reported growth of 9.6% - 10.3%, an increase of $43 million at midpoint. This reflects a positive adjustment of ~1% at midpoint to full year estimates for reported revenue growth, reflecting strong CAG Diagnostics recurring revenue performance and outlook for higher IDEXX inVue Dx instrument placements and revenues. The Company is increasing its outlook for organic revenue growth to 8.8% - 9.5%, an increase of ~1% at midpoint, reflecting the operational performance benefits highlighted above.

The Company increased its full year reported operating margin outlook to 31.6% - 31.8%, bringing the projected full year operating profit margin expansion to 260 - 280 basis points as reported and 80 - 100 basis points on a comparable basis. This outlook benefits from strong third quarter operating performance, while advancing strategic investment priorities.

The Company updated its EPS outlook range to $12.81 - $13.01, incorporating a $0.33 increase at midpoint versus prior guidance, reflecting $0.22 benefit from operational performance, $0.04 benefit from lower effective tax rate, net of impacts related to recent U.S. tax law changes, and ~$0.07 combined benefit from updated estimates for interest expense, average shares outstanding, and foreign exchange impacts. The updated EPS growth outlook is 20% - 22% as reported and 12% - 14% on a comparable basis.

IDEXX Announces Third Quarter Results

November 3, 2025

The following table provides the Company's updated outlook for annual key financial metrics in 2025 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2025 Growth and Financial Performance Outlook
	Updated			Prior
Revenue	$4,270	-	$4,300	$4,205	-	$4,280
Reported growth	9.6%	-	10.3%	7.7%	-	9.7%
Organic growth	8.8%	-	9.5%	7.0%	-	9.0%
CAG Diagnostics Recurring Revenue Growth
Reported growth	8.3%	-	9.0%	6.5%	-	8.7%
Organic growth	7.5%	-	8.2%	5.8%	-	8.0%
Operating Margin	31.6%	-	31.8%	31.3%	-	31.6%
Operating margin expansion	260 bps	-	280 bps	240 bps	-	270 bps
Comparable margin expansion	80 bps	-	100 bps	50 bps	-	80 bps
EPS	$12.81	-	$13.01	$12.40	-	$12.76
Reported growth	20%	-	22%	16%	-	20%
Comparable growth	12%	-	14%	9%	-	13%
Other Key Metrics
Net interest expense	~ $38.5			~ $42
Share-based compensation tax benefit	~ $23			~ $15
Share-based compensation tax rate benefit	~ 1.7%			~ 1.2%
Effective tax rate	~ 20.8%			~ 21.0%
Share-based compensation EPS impact	~ $0.28			~ $0.19
Reduction in average shares outstanding	2.5%	-	3%	2%	-	3%
Operating Cash Flow (% of Net Income)	105%	-	115%	95%	-	105%
Free Cash Flow (% of Net Income)	95%	-	100%	80%	-	85%
Capital Expenditures	~ $140			~ $160

IDEXX Announces Third Quarter Results

November 3, 2025

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2025.

Estimated Foreign Currency Exchange Rate Impacts	2025
Revenue growth rate impact	~0.8%
CAG Diagnostics recurring revenue growth rate impact	~0.8%
Operating margin growth impact	~ 0 bps
EPS impact	~$0.11
EPS growth impact	~1%

Go-Forward Foreign Currency Exchange Rate Assumptions	2025
In U.S. dollars
euro		$1.15
British pound		$1.34
Canadian dollar		$0.72
Australian dollar		$0.64
Relative to the U.S. dollar
Japanese yen		¥149
Chinese renminbi		¥7.26
Brazilian real	R$	5.55

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (ET) to discuss its third quarter 2025 results and management’s outlook. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (ET) via the same link and will remain available for one year. The live call also will be accessible by telephone. To listen to the live conference call, please dial 1-800-330-6730 or 1-213-279-1575 and reference passcode 300701.

IDEXX Announces Third Quarter Results

November 3, 2025

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500™ Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

Contact:

John Ravis, Investor Relations

investorrelations@idexx.com

IDEXX Announces Third Quarter Results

November 3, 2025

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "2025 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth (including instrument revenue growth in 2026) and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; projected impact of recent U.S. tax law changes; projected impact of tariffs; trends and other factors impacting the pet healthcare industry, including U.S. clinical visits; IDEXX inVue Dx analyzer placements and revenues; additions to the IDEXX Cancer Dx testing panel and timing of the panel's international roll-out; and future commercial expansions and menu expansions (including the planned addition of Fine Needle Aspiration to the IDEXX inVue Dx analyzer). These statements are intended to provide management's expectations or forecasts of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimate the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted third quarter 2025 results as follows: increased gross profit growth by 1.3%, decreased gross margin expansion by 10 basis points, increased operating expense growth by 2.0%, increased operating profit growth by 0.6%, decreased operating profit margin growth by 20 basis points, and increased EPS growth by 0.3%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and nine months ended September 30, 2025 and refer to the 2025 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2025 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and nine months ended September 30, 2025. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2025 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2025 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to have an immaterial impact on projected full year 2025 revenue growth and no impact on CAG Diagnostics recurring revenue growth.

IDEXX Announces Third Quarter Results

November 3, 2025

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Nine Months Ended		Year-over-Year
	September 30,	September 30,			September 30,	September 30,
Dollar amounts in thousands	2025	2024	Change		2025	2024	Change
Gross profit and growth (as reported)	$683,354	$596,038	15%		$2,001,465	$1,808,267	11%
Gross margin and margin gain	61.8%	61.1%	70	bps	62.3%	61.4%	90	bps
Less: comparability adjustments
Change from currency	7,804	—			6,662	—
Comparable gross profit and growth	$675,550	$596,038	13%		$1,994,803	$1,808,267	10%
Comparable gross margin and margin gain	61.9%	61.1%	80	bps	62.3%	61.4%	90	bps

Operating expenses and growth (as reported)	$328,508	$292,146	12%		$957,039	$941,616	2%
Less: comparability adjustments
Change from currency	5,900	—			5,824	—
Now-concluded litigation matter	—	—			(8,600)	61,500
Comparable operating expense and growth	$322,608	$292,146	10%		$959,815	$880,116	9%

Operating profit and growth (as reported)	$354,846	$303,892	17%		$1,044,426	$866,651	21%
Operating margin and margin gain	32.1%	31.2%	100	bps	32.5%	29.4%	310	bps
Less: comparability adjustments
Change from currency	1,904	—			838	—
Now-concluded litigation matter	—	—			8,600	(61,500)
Comparable operating profit and growth	$352,942	$303,892	16%		$1,034,988	$928,151	12%
Comparable operating margin and margin gain	32.3%	31.2%	120	bps	32.3%	31.5%	80	bps

Amounts presented may not recalculate due to rounding.

Projected 2025 comparable operating margin expansion outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) adjustment to projected 2025 operating margin for an immaterial impact from year-over-year foreign currency exchange rate changes at noted exchange rates; and (ii) adjustment to projected 2025 operating margin for positive impact of the approximately $9 million discrete litigation expense accrual adjustment in the first quarter of 2025; and (iii) adjustment to full year 2024 reported operating margin for the negative impact of the $61.5 million discrete litigation expense accrual adjustment in the second quarter of 2024.

IDEXX Announces Third Quarter Results

November 3, 2025

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2025 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30,	September 30,		September 30,	September 30,
	2025	2024	Growth	2025	2024	Growth
Earnings per share (diluted) and growth	$3.40	$2.80	21%	$9.99	$8.05	24%
Less: comparability adjustments
Share-based compensation activity	0.17	0.01		0.28	0.11
Now-concluded litigation matter	—	—		0.08	(0.56)
Change from currency	0.02	—		0.01	—
Comparable EPS and growth	$3.22	$2.79	15%	$9.62	$8.50	13%

Amounts presented may not recalculate due to rounding.

Projected 2025 comparable EPS growth outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) adjustment to projected full year 2025 reported EPS for estimated positive share-based compensation activity of ~$0.28; and (ii) adjustment to projected full year 2025 reported EPS for estimated positive year-over-year foreign currency exchange rate change impact of ~$0.11 at noted exchange rates; (iii) adjustment to projected full year 2025 reported EPS for a positive $0.08 impact from the discrete litigation expense accrual adjustment in the first quarter of 2025; (iv) adjustment to full year 2024 reported EPS for a negative $0.56 impact from the discrete litigation expense accrual adjustment in the second quarter of 2024; and (v) adjustment to full year 2024 reported EPS for positive impact of share-based compensation activity of $0.24.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2025 reported EPS growth) to comparable EPS growth for the Company.

Segment and Other Income from Operations - We report segment income from operations in our Segment Information table below. Segment income from operations is a non-GAAP financial measure that adjusts for the impact of foreign currency transaction gains and losses and should be considered in addition to, and not as a replacement for, or superior measure to, income from operations. We exclude foreign currency transaction gains and losses for each reportable segment (CAG, Water, and LPD) from segment income from operations and report the full amount of foreign currency transaction gains and losses in Other. We believe that reporting segment income from operations provides supplemental analysis to help investors further evaluate each reportable segment’s business performance by excluding foreign currency transaction gains and losses, which are centrally managed by our corporate treasury function and which we do not consider relevant for assessing the results of each reportable segment’s operations. In addition, we believe that reporting segment income from operations provides information to investors regarding key metrics that are used by management, including our chief operating decision-maker, in evaluating the performance of each reportable segment.

IDEXX Announces Third Quarter Results

November 3, 2025

The reconciliation of this non-GAAP financial measure is as follows for the three and nine months ended September 30, 2025 and 2024:

Amounts in thousands

	Three Months Ended September 30,
	2025			2024
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$327,095	$1,376	$328,471	$278,271	$(1,189)	$277,082
Water	26,311	104	26,415	23,704	(96)	23,608
LPD	364	107	471	985	(96)	889
Other	1,076	(1,587)	(511)	932	1,381	2,313
Total	$354,846	$—	$354,846	$303,892	$—	$303,892

Amounts in thousands

	Nine Months Ended September 30,
	2025			2024
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$969,649	$2,454	$972,103	$797,844	$484	$798,328
Water	71,691	183	71,874	63,515	27	63,542
LPD	(98)	189	91	3,212	42	3,254
Other	3,184	(2,826)	358	2,080	(553)	1,527
Total	$1,044,426	$—	$1,044,426	$866,651	$—	$866,651

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three and nine months ended September 30, 2025 and 2024. To estimate projected 2025 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $140 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended September 30, 2025, we have deducted purchases of property and equipment of approximately $124 million from net cash provided from operating activities of approximately $1,088 million, divided by net income of approximately $1,027 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Notes and Definitions

Discrete litigation expense accrual - During the second quarter of 2024, the Company increased its      previously established $27.5 million accrual related to a now-concluded litigation matter by $61.5 million. During the first quarter of 2025, the Company reduced this previously established $89.0 million accrual by approximately $9 million, resulting in a total accrual for this now-concluded litigation matter of approximately $80 million as of March 31, 2025, which represented our best estimate at that time of the amount of the loss.

Now-concluded litigation matter - The Company was a defendant in a litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement, and the trial court ruled in favor of the plaintiff in 2020. Following appeals and in light of the appellate court's April 3, 2025 decision, on April 17, 2025, the Company paid the judgment of approximately $80 million, and the plaintiff executed a satisfaction and release of judgment, which was filed with the trial court on the same date, concluding this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

IDEXX Announces Third Quarter Results

November 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2025	2024	2025	2024
Revenue:	Revenue	$1,105,239	$975,543	$3,213,123	$2,943,216
Expenses and Income:	Cost of revenue	421,885	379,505	1,211,658	1,134,949
	Gross profit	683,354	596,038	2,001,465	1,808,267
	Sales and marketing	159,157	146,281	476,487	438,399
	General and administrative	105,936	91,887	296,178	341,154
	Research and development	63,415	53,978	184,374	162,063
	Total operating expense	328,508	292,146	957,039	941,616
	Income from operations	354,846	303,892	1,044,426	866,651
	Interest expense, net	(10,075)	(4,983)	(27,219)	(13,207)
	Income before provision for income taxes	344,771	298,909	1,017,207	853,444
	Provision for income taxes	70,161	66,068	205,931	181,726
Net Income:	Net income attributable to stockholders	$274,610	$232,841	$811,276	$671,718
	Earnings per share: Basic	$3.43	$2.83	$10.06	$8.12
	Earnings per share: Diluted	$3.40	$2.80	$9.99	$8.05
	Shares outstanding: Basic	80,096	82,304	80,605	82,675
	Shares outstanding: Diluted	80,675	83,056	81,207	83,478

IDEXX Laboratories, Inc. and Subsidiaries

Selected Operating Information (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2025	2024	2025	2024
Operating Ratios	Gross profit	61.8%	61.1%	62.3%	61.4%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.0%	24.4%	24.0%	26.5%
	Research and development expense	5.7%	5.5%	5.7%	5.5%
	Income from operations[1]	32.1%	31.2%	32.5%	29.4%

1Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

November 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Segment and Other Information

Amounts in thousands (Unaudited)

		Three Months Ended
		September 30,	Percent of	September 30,	Percent of
		2025	Revenue	2024	Revenue
Revenue:	CAG	$1,012,534		$891,990
	Water	54,297		50,162
	LPD	33,944		28,992
	Other	4,464		4,399
	Total	$1,105,239		$975,543

Gross Profit:	CAG	$627,456	62.0%	$544,461	61.0%
	Water	38,057	70.1%	34,755	69.3%
	LPD	15,945	47.0%	14,627	50.5%
	Other	1,896	42.5%	2,195	49.9%
	Total	$683,354	61.8%	$596,038	61.1%

Income from Operations:	CAG	$328,471	32.4%	$277,082	31.1%
	Water	26,415	48.6%	23,608	47.1%
	LPD	471	1.4%	889	3.1%
	Other	(511)	(11.4)%	2,313	52.6%
	Total	$354,846	32.1%	$303,892	31.2%

		Nine Months Ended
		September 30,	Percent of	September 30,	Percent of
		2025	Revenue	2024	Revenue
Revenue:	CAG	$2,954,813		$2,703,573
	Water	150,619		139,959
	LPD	94,302		87,503
	Other	13,389		12,181
	Total	$3,213,123		$2,943,216

Gross Profit:	CAG	$1,844,381	62.4%	$1,659,768	61.4%
	Water	105,641	70.1%	97,326	69.5%
	LPD	45,239	48.0%	45,419	51.9%
	Other	6,204	46.3%	5,754	47.2%
	Total	$2,001,465	62.3%	$1,808,267	61.4%

Income from Operations:	CAG	$972,103	32.9%	$798,328	29.5%
	Water	71,874	47.7%	63,542	45.4%
	LPD	91	0.1%	3,254	3.7%
	Other	358	2.7%	1,527	12.5%
	Total	$1,044,426	32.5%	$866,651	29.4%

IDEXX Announces Third Quarter Results

November 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	September 30, 2025	September 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$1,012,534	$891,990	$120,544	13.5%	1.3%	—	12.2%
United States	668,418	604,170	64,248	10.6%	—	—	10.6%
International	344,116	287,820	56,296	19.6%	4.1%	—	15.4%
Water	$54,297	$50,162	$4,135	8.2%	1.2%	—	7.0%
United States	28,070	26,671	1,399	5.2%	—	—	5.2%
International	26,227	23,491	2,736	11.6%	2.7%	—	8.9%
LPD	$33,944	$28,992	$4,952	17.1%	2.9%	—	14.2%
United States	6,861	5,561	1,300	23.4%	—	—	23.4%
International	27,083	23,431	3,652	15.6%	3.5%	—	12.1%
Other	$4,464	$4,399	$65	1.5%	—	—	1.5%
Total Company	$1,105,239	$975,543	$129,696	13.3%	1.3%	—	12.0%
United States	705,040	638,058	66,982	10.5%	—	—	10.5%
International	400,199	337,485	62,714	18.6%	3.9%	—	14.6%

	Three Months Ended
Net CAG Revenue	September 30, 2025	September 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$873,273	$783,443	$89,830	11.5%	1.3%	—	10.1%
IDEXX VetLab consumables	387,813	329,128	58,685	17.8%	1.9%	—	15.9%
Rapid assay products	88,638	92,774	(4,136)	(4.5)%	0.5%	—	(5.0)%
Reference laboratory diagnostic and consulting services	362,725	328,383	34,342	10.5%	1.1%	—	9.4%
CAG Diagnostics services and accessories	34,097	33,158	939	2.8%	1.5%	—	1.3%
CAG Diagnostics capital – instruments	$51,479	$29,528	$21,951	74.3%	3.6%	—	70.7%
Veterinary software, services and diagnostic imaging systems:	$87,782	$79,019	$8,763	11.1%	0.1%	—	11.0%
Recurring revenue	70,988	64,644	6,344	9.8%	0.1%	—	9.7%
Systems and hardware	16,794	14,375	2,419	16.8%	(0.1)%	—	16.9%
Net CAG revenue	$1,012,534	$891,990	$120,544	13.5%	1.3%	—	12.2%

	Three Months Ended
	September 30, 2025	September 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$873,273	$783,443	$89,830	11.5%	1.3%	—	10.1%
United States	565,951	522,530	43,421	8.3%	—	—	8.3%
International	307,322	260,913	46,409	17.8%	4.2%	—	13.6%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

November 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Nine Months Ended
Net Revenue	September 30, 2025	September 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$2,954,813	$2,703,573	$251,240	9.3%	0.4%	—	8.8%
United States	1,976,804	1,835,049	141,755	7.7%	—	0.1%	7.7%
International	978,009	868,524	109,485	12.6%	1.4%	—	11.3%
Water	$150,619	$139,959	$10,660	7.6%	0.1%	—	7.6%
United States	77,663	73,331	4,332	5.9%	—	—	5.9%
International	72,956	66,628	6,328	9.5%	0.1%	—	9.4%
LPD	$94,302	$87,503	$6,799	7.8%	0.8%	—	7.0%
United States	18,416	15,840	2,576	16.3%	—	—	16.3%
International	75,886	71,663	4,223	5.9%	0.9%	—	5.0%
Other	$13,389	$12,181	$1,208	9.9%	—	—	9.9%
Total Company	$3,213,123	$2,943,216	$269,907	9.2%	0.4%	—	8.7%
United States	2,077,770	1,929,213	148,557	7.7%	—	0.1%	7.6%
International	1,135,353	1,014,003	121,350	12.0%	1.2%	—	10.7%

	Nine Months Ended
Net CAG Revenue	September 30, 2025	September 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$2,557,535	$2,372,041	$185,494	7.8%	0.4%	—	7.4%
IDEXX VetLab consumables	1,107,704	971,405	136,299	14.0%	0.6%	—	13.4%
Rapid assay products	272,912	282,379	(9,467)	(3.4)%	0.1%	—	(3.5)%
Reference laboratory diagnostic and consulting services	1,074,825	1,020,094	54,731	5.4%	0.4%	—	5.0%
CAG Diagnostics services and accessories	102,094	98,163	3,931	4.0%	0.6%	—	3.4%
CAG Diagnostics capital – instruments	$142,073	$98,912	$43,161	43.6%	1.2%	—	42.4%
Veterinary software, services and diagnostic imaging systems:	$255,205	$232,620	$22,585	9.7%	(0.1)%	0.6%	9.2%
Recurring revenue	205,735	187,461	18,274	9.7%	(0.1)%	0.6%	9.3%
Systems and hardware	49,470	45,159	4,311	9.5%	(0.2)%	0.6%	9.2%
Net CAG revenue	$2,954,813	$2,703,573	$251,240	9.3%	0.4%	—	8.8%

	Nine Months Ended
	September 30, 2025	September 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$2,557,535	$2,372,041	$185,494	7.8%	0.4%	—	7.4%
United States	1,677,937	1,590,037	87,900	5.5%	—	—	5.5%
International	879,598	782,004	97,594	12.5%	1.4%	—	11.1%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

November 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		September 30,	December 31,
		2025	2024
Assets:	Current Assets:
	Cash and cash equivalents	$208,166	$288,266
	Accounts receivable, net	566,881	473,575
	Inventories	391,564	381,877
	Other current assets	310,444	256,179
	Total current assets	1,477,055	1,399,897
	Property and equipment, net	739,437	713,123
	Other long-term assets, net	1,170,220	1,180,423
	Total assets	$3,386,712	$3,293,443
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$122,265	$114,211
	Accrued liabilities	488,856	502,119
	Line of credit	455,000	250,000
	Current portion of long-term debt	149,997	167,787
	Deferred revenue	35,693	33,799
	Total current liabilities	1,251,811	1,067,916
	Long-term debt, net of current portion	374,825	449,786
	Other long-term liabilities, net	198,890	180,428
	Total long-term liabilities	573,715	630,214
	Total stockholders' equity	1,561,186	1,595,313
	Total liabilities and stockholders' equity	$3,386,712	$3,293,443

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Selected Balance Sheet Information:	Days sales outstanding[1]	46.5	44.7	45.7	47.1	48.9
	Inventory turns[2]	1.5	1.5	1.3	1.3	1.3

1Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2Inventory turns are calculated as the ratio of our inventory-related cost of revenue for the quarter multiplied by four, divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Third Quarter Results

November 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30,	September 30,
		2025	2024
Operating:	Cash Flows from Operating Activities:
	Net income	$811,276	$671,718
	Non-cash adjustments to net income	259,262	119,761
	Changes in assets and liabilities	(244,493)	(124,503)
	Net cash provided by operating activities	826,045	666,976
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(95,242)	(91,667)
	Acquisitions	(14,106)	(76,694)
	Proceeds from net investment hedges	1,239	1,142
	Net cash used by investing activities	(108,109)	(167,219)
Financing:	Cash Flows from Financing Activities:
	Borrowings under credit facility, net	205,000	—
	Payments of senior notes	(103,386)	(75,000)
	Repurchases of common stock	(979,190)	(591,042)
	Proceeds from exercises of stock options and employee stock purchase plans	75,493	31,237
	Shares withheld for statutory tax withholding payments on restricted stock	(7,179)	(10,486)
	Net cash used by financing activities	(809,262)	(645,291)
	Net effect of changes in exchange rates on cash	11,226	238
	Net decrease in cash and cash equivalents	(80,100)	(145,296)
	Cash and cash equivalents, beginning of period	288,266	453,932
	Cash and cash equivalents, end of period	$208,166	$308,636

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Free Cash Flow:	Net cash provided by operating activities	$402,340	$220,079	$826,045	$666,976
	Investing cash flows attributable to purchases of property and equipment	(31,114)	(28,089)	(95,242)	(91,667)
	Free cash flow[1]	$371,226	$191,990	$730,803	$575,309

1See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Third Quarter Results

November 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Shares repurchased in the open market	411	459	2,055	1,177
Shares acquired through employee surrender for statutory tax withholding	—	1	16	19
Total shares repurchased	411	460	2,071	1,196

Cost of shares repurchased in the open market	$241,568	$224,945	$978,313	$600,216
Cost of shares for employee surrenders	85	218	7,179	10,486
Total cost of shares	$241,653	$225,163	$985,492	$610,702

Average cost per share – open market repurchases	$587.50	$490.23	$475.92	$509.81
Average cost per share – employee surrenders	$647.08	$465.27	$454.46	$557.64
Average cost per share – total	$587.52	$490.20	$475.76	$510.57